PROMISSORY NOTE

         FOR VALUE RECEIVED, Cheung Laboratories, Inc. (the "Company") hereby ratifies and confirms its promise of January 26, 1987 to pay to the order of of Augustine Y. Cheung, the sum of Seventy-Eight Thousand Seven Hundred and Fifty And 00/100 ($78,750.00) Dollars, together with interest thereon at the rate of 10% per annum on the unpaid balance.

         Said principal and interest shall be due and payable December 31, 1999.

         The Company may prepay this note without penalty. In the event any payment due hereunder is not paid when due, the entire balance shall be immediately due upon demand of any holder. Upon default, the company shall pay all reasonable attorney fees and costs necessary for the collection of this note.
         Signed this 9th day of December, 1996.

                                                      For the Company:

                                                      /s/ A.Y. Cheung
                                                      A.Y. Cheung, President
                                                      Cheung Laboratories, Inc.